Exhibit 99.1

News Release

Ventas Commences Tender Offer for 3.25% Senior Notes Due 2022

CHICAGO--(BUSINESS WIRE)—September 23, 2020—Ventas, Inc. (NYSE: VTR) (“Ventas”) announced today that Ventas Realty, Limited Partnership (“Ventas Realty”) and Ventas Capital Corporation (“Ventas Capital” and, together with Ventas Realty, the “Issuers”), its wholly owned subsidiaries, have commenced a cash tender offer (the “Offer”) for any and all of their outstanding 3.25% Senior Notes due 2022 (CUSIP No. 92276M AZ8) (the “Notes”). The Notes were jointly issued by the Issuers and are fully and unconditionally guaranteed by Ventas.

The Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Offer Documents”). As of the date hereof, $500,000,000 aggregate principal amount of Notes was outstanding.

The tender offer consideration for each $1,000 principal amount of the Notes purchased pursuant to the Offer will be $1,041.40 (the “Tender Offer Consideration”). In order to be eligible to receive the Tender Offer Consideration, holders must either validly tender (and not validly withdraw), or deliver a properly completed and duly executed Notice of Guaranteed Delivery for, their Notes at or before the Expiration Time (as defined below). In addition to the Tender Offer Consideration, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but excluding, the Payment Date (as defined in the Offer to Purchase) for the Notes. The Issuers expect the Payment Date to occur on October 2, 2020.

The Offer will expire at 5:00 p.m., New York City time, on September 29, 2020 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Issuers. Any Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

The Issuers’ obligation to accept for purchase and to pay for Notes that have been validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Issuers’ discretion, of certain conditions, which are more fully described in the Offer to Purchase. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The Issuers have retained D.F. King & Co., Inc. as the tender agent and information agent (the “Information Agent”) for the Offer. The Issuers have retained UBS Securities LLC as the dealer manager for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the Information Agent at (212) 269-5550 (banks and brokers), (800) 515-4479 (all others) or ventas@dfking.com. Copies of the Offer Documents are also available at the following website: www.dfking.com/ventas. Questions regarding the terms of the Offer should be directed to UBS Securities LLC at (203) 719-4210 (collect) or (888) 719-4210 (toll free).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuers by UBS Securities LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Ventas, Inc. (together with its subsidiaries, unless otherwise expressly noted), an S&P 500 company, is a real estate investment trust with a highly diversified portfolio of senior housing, research and innovation, and healthcare properties located throughout the United States, Canada and the United Kingdom. As of June 30, 2020, Ventas owned or managed through unconsolidated joint ventures approximately 1,200 properties (including properties classified as held for sale), consisting of senior housing communities, medical office buildings, research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Ventas routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and Ventas’ website at www.ventasreit.com/investor-relations. The information that Ventas posts to its website may be deemed to be material. Accordingly, Ventas encourages investors and others interested in Ventas to routinely monitor and review the information that Ventas posts on its website, in addition to following Ventas’ press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding Ventas can be found on Ventas’ website under the “Investor Relations” section or at https://www.ventasreit.com/investor-relations/annual-reports-supplemental-information. A comprehensive listing of Ventas’ properties is available at https://ventasreit.com/our-portfolio/properties-location.

This press release includes forward-looking statements. All statements regarding Ventas’ or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Ventas’ expectations. Ventas does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Ventas’ actual future results and trends may differ materially from expectations depending on a variety of factors discussed in Ventas’ filings with the SEC. These factors include without limitation: the severity, duration and geographical scope of the COVID-19 pandemic, the effects of the pandemic and measures intended to prevent its spread on Ventas’ business, results of operations, cash flows and financial condition, including declines in rental revenues and increases in operating costs in Ventas’ senior housing operating portfolio, deterioration in the financial conditions of Ventas’ tenants and their ability to satisfy their payment obligations to Ventas, constraints in Ventas’ ability to access capital and other sources of funding, increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect Ventas and the ability of federal, state and local governments to respond to and manage the pandemic effectively; the ability and willingness of Ventas’ tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with Ventas, including, in some cases, their obligations to indemnify, defend and hold harmless Ventas from and against various claims, litigation and liabilities; the ability of Ventas’ tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; Ventas’ success in implementing its business strategy and Ventas’ ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the nature and extent of future competition, including new construction in the markets in which Ventas’ senior housing communities and office buildings are located; the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; increases in Ventas’ borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; the ability of Ventas’ tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of Ventas’ properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; changes in general economic conditions or economic conditions in the markets in which Ventas may, from time to time, compete, and the effect of those changes on Ventas’ revenues, earnings and funding sources; Ventas’ ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; Ventas’ ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; final determination of Ventas’ taxable net income for the year ended December 31, 2019 and for the year ending December 31, 2020; the ability and willingness of Ventas’ tenants to renew their leases with Ventas upon expiration of the leases, Ventas’ ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event Ventas exercises its right to replace an existing tenant, and obligations, including indemnification obligations, Ventas may incur in connection with the replacement of an existing tenant; risks associated with Ventas’ senior housing operating portfolio, such as factors that can cause volatility in Ventas’ operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; changes in exchange rates for any foreign currency in which Ventas may, from time to time, conduct business; year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in Ventas’ leases and on Ventas’ earnings; Ventas’ ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; the impact of damage to Ventas’ properties for catastrophic weather and other natural events and the physical effects of climate change; the impact of increased operating costs and uninsured professional liability claims on Ventas’ liquidity, financial condition and results of operations or that of Ventas’ tenants, operators, borrowers and managers, and the ability of Ventas and its tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; risks associated with Ventas’ office building portfolio and operations, including Ventas’ ability to successfully design, develop and manage office buildings and to retain key personnel; the ability of the hospitals on or near whose campuses Ventas’ medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; risks associated with Ventas’ investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; Ventas’ ability to obtain the financial results expected from its development and redevelopment projects, including projects undertaken through its joint ventures; the impact of market or issuer events on the liquidity or value of Ventas’ investments in marketable securities; consolidation in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of Ventas’ tenants, operators, borrowers or managers or significant changes in the senior management of Ventas’ tenants, operators, borrowers or managers; the impact of litigation or any financial, accounting, legal or regulatory issues that may affect Ventas or its tenants, operators, borrowers or managers; and changes in accounting principles, or their application or interpretation, and Ventas’ ability to make estimates and the assumptions underlying the estimates, which could have an effect on Ventas’ earnings.

Source: Ventas, Inc.

Ventas, Inc.

Sarah Whitford

(877) 4-VENTAS